Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2020 relating to the financial statements, which appears in Opiant Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ MaloneBailey, LLP

MaloneBailey, LLP
Houston, Texas
March 10, 2020